SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------


                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                                   Date of Report
                         (Date of earliest event reported):

                                 August 3, 2000
                    ----------------------------------------


                         THERMO ELECTRON CORPORATION
            (Exact name of Registrant as specified in its charter)


Delaware                               1-8002                         04-2209186
(State or other                    (Commission File             (I.R.S. Employer
jurisdiction of incorporation           Number)           Identification Number)
 or organization)

81 Wyman Street, P.O. Box 9046
Waltham, Massachusetts                                                02454-9046
(Address of principal executive offices)                              (Zip Code)



                                 (781) 622-1000
                         (Registrant's telephone number
                              including area code)

     This Current Report on Form 8-K contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" in the Registrant's Amendment No. 2 to Registration Statement on Form S-4 [Reg. No. 333-35478] filed with the Securities and Exchange Commission on June 27, 2000. These include risks and uncertainties relating to: the Registrant's ability to complete its corporate reorganization, the need for a favorable Internal Revenue Service ruling regarding planned spin-offs of certain subsidiaries, divestitures planned as part of the reorganization, integration of the instrument businesses, issuance of significant amounts of additional shares as part of the reorganization, liquidity and prospective performance of the subsidiaries to be spun off, guarantees of obligations of the subsidiaries to be spun off, stock price volatility, goodwill acquired by the Registrant, internal growth, the effect of exchange rate fluctuations on the Registrant's significant international operations, the need to develop new products and adapt to significant technological change, changes in governmental regulations, and dependence of demand on capital spending and government funding policies.

Item 5.  Other Events

     On August 3, 2000, the Registrant issued a press release, attached hereto as Exhibit 99, regarding its financial results for the quarter ended July 1, 2000.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits


     (a) Financial Statements of Business Acquired: Not applicable.

     (b) Pro Forma Financial Information: Not applicable.

     (c) Exhibits

          99 Press Release dated August 3, 2000.

                                  SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 3rd day of August, 2000.


                                           THERMO ELECTRON CORPORATION


                                           By:    /s/ Theo Melas-Kyriazi
                                                  ------------------------------
                                                  Theo Melas-Kyriazi
                                                  Vice President and Chief
                                                  Financial Officer

                                                                      Exhibit 99
               Thermo Electron Reports Second Quarter Earnings

WALTHAM, Mass., August 3, 2000 - Thermo Electron Corporation (NYSE-TMO) today reported its financial results for the second quarter of 2000, ended July 1. Earnings per diluted share from continuing operations were $.16, compared with a loss of $.55 a year ago. * Excluding restructuring and unusual income or charges in both periods, earnings per diluted share from continuing operations were
$.15, compared with $.13 in 1999. Cash operating earnings per share from continuing operations (earnings excluding goodwill amortization and restructuring and unusual charges or income) were $.19, versus $.17 in 1999. As a result of declines that were expected in the Power Generation segment, quarterly revenues were $609.5 million, compared with $632.2 million a year ago.

     "We continue to make progress in improving our financial performance," said Richard F. Syron, chairman and chief executive officer of Thermo Electron. "The instrument businesses of the 'new Thermo' reported increased earnings, internal bookings improvement of 8 percent, and internal revenue growth of 4 percent, excluding foreign currency effects.

     "As the reorganization nears completion, our efforts are focused on strengthening the instrument operations. It is timely that Marijn Dekkers, a highly respected manager of multi-line businesses at Allied Signal, has joined us as chief operating officer. His charge is to accelerate internal revenue growth, and improve earnings and productivity. I believe that Marijn's experience and leadership will allow Thermo to capitalize on its leading market positions, empower our talented workforce, and further develop breakthrough technologies that will launch us into new avenues for growth, such as proteomics and telecommunications."

Life Sciences
Revenues for the Life Sciences segment were $187.0 million, a slight increase excluding foreign currency effects and acquisitions. The gain was primarily a result of higher demand for products in the biosciences group, such as immunoassay-testing and DNA-amplification systems, offset in part by lower sales of laboratory information management systems (LIMS) following ramp-ups in 1999 for year-2000 compliance. Internal bookings grew 7 percent, excluding currency effects, driven in part by strong orders for mass spectrometry systems.

     Segment income declined by $5.8 million to $23.3 million, and segment income margin decreased to 12.4 percent from 15.1 percent last year.
Profitability was affected by the lower LIMS sales; realignment of the biosciences group for better market penetration, including the opening of a new production facility in Shanghai; and startup costs incurred to launch an automated clinical sample transport system.

-----------------
* Results for the 1999 quarter have been restated to exclude a number of businesses that Thermo Electron intends to sell or spin off according to its reorganization plan announced in January. The plan will allow the company to focus on its measurement and detection instrument businesses, which constitute substantially all of its continuing operations.

     Two key managers joined the Life Sciences segment to lead the company's major effort in proteomics - the next phase of research emanating from the human genome project. Also recently announced was a U.S. patent covering a new method for studying the interaction of nucleic acids, critical to genomic research.

Optical Technologies
In the Optical Technologies segment, revenues were $204.6 million, an 8 percent increase excluding currency translation and businesses sold or acquired, with strong demand for semiconductor-based lasers and products in the physical properties and photonics groups.

     Segment income excluding unusual charges or income was flat compared with 1999, affected by lower profitability in the spectroscopy group, which is taking steps to reduce operating costs, but offset by higher profits from physical properties and photonics products, particularly diffraction gratings.

     Bookings for the segment  increased  12 percent on a  same-store  basis and excluding currency effects, driven by strong demand for gratings and other optical components used by semiconductor manufacturers and in telecommunications. The new high-volume gratings manufacturing facility in Rochester, New York, has opened, and the company has begun shipment of the first production order for telecom gratings components.

Measurement and Control
In the Measurement and Control segment, revenues were $194.6 million, relatively flat excluding the effects of foreign currency and businesses sold or acquired. A decrease in capital spending by the global packaged-foods industry lowered sales of weighing and inspection equipment, balanced by increased sales of environmental monitoring and compliance products. Internal bookings were up slightly for the quarter, excluding currency effects.

     Segment income increased by $5.8 million to $18.8 million, excluding unusual charges or income, and segment income margin was 9.7 percent, resulting in part from cost savings through restructuring actions taken in 1999. In July, the company completed the sale of Spectra Precision, a manufacturer of GPS-based surveying equipment, for $294 million.

Spin-off  Companies
Thermo Electron's reorganization plan calls for the spin-off of two businesses - Thermo Fibertek and a medical products company - as a dividend to Thermo Electron shareholders. If results for those businesses are combined with the continuing operations, diluted earnings per share for the second quarter of 2000 would be $.21, compared with $.20 for the 1999 period, excluding restructuring and unusual charges or income.

      In the medical products company, revenues increased 3 percent to $85.5 million with the addition of Jaeger, but operating income declined by $2.9 million to $10.0 million due to reduced hospital spending and competitive pricing pressures in Europe resulting from the strong dollar. Thermo Fibertek reported solid performance, with strong contributions from its major paper making and recycling equipment products as that industry rebounds from last year. Revenues increased 15 percent to $61.6 million, and operating income, excluding gains and unusual items, rose 21 percent.

     The company will hold its earnings conference call today at 11 a.m. EST. To listen, dial 888-872-9028 within the U.S., or 973-633-6740 outside the U.S. A recording of this call will be available from 5 p.m. EST today until August 18, 2000. Please call 888-463-6628 within the U.S., or 402-220-9948 outside the U.S.

     Thermo Electron Corporation is a leading provider of analytical and monitoring instruments used in a broad range of applications, from life sciences research to telecommunications to food and beverage production. In addition, Thermo Electron serves the healthcare market through a family of medical companies, and is a major producer of paper recycling systems and provides fiber-recovery products. As announced on January 31, 2000, the company has initiated a major reorganization that would transform it into one publicly traded entity focused on its core instruments business. The company's medical products and paper recycling businesses will be spun off as dividends to Thermo Electron shareholders. More information is available on the Internet at http://www.thermo.com.

     The  following  constitutes  a "Safe  Harbor"  statement  under the Private
Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth under the heading "Risk Factors" in the company's Amendment No. 2 to Registration Statement on Form S-4 [Reg. No. 333-35478] filed with the Securities and Exchange Commission on June 27, 2000. These include risks and uncertainties relating to: the company's ability to complete its corporate reorganization, the need for a favorable Internal Revenue Service ruling regarding planned spin-offs of certain subsidiaries, divestitures planned as part of the reorganization, integration of the instrument businesses, issuance of significant amounts of additional shares as part of the reorganization, liquidity and prospective performance of the subsidiaries to be spun off, guarantees of obligations of the subsidiaries to be spun off, stock price volatility, goodwill acquired by the company, internal growth, the effect of exchange rate fluctuations on the company's significant international operations, the need to develop new products and adapt to significant technological change, changes in governmental regulations, and dependence of demand on capital spending and government funding policies.









                                    -more-


   Consolidated Statement of Income
   (unaudited)
                                                   Three Months Ended                Six Months Ended
                                               ---------------------------      ---------------------------
   (In thousands except per share amounts)     July 1, 2000   July 3, 1999      July 1, 2000   July 3, 1999
   --------------------------------------------------------------------------------------------------------

   Revenues                                     $   609,482     $  632,166        $1,208,411   $  1,187,916
                                                -----------     ----------        ----------   ------------
   Costs and Operating Expenses:
     Cost of revenues                               333,763        350,983           658,946        663,095
     Selling, general, and administrative
          expenses                                  172,016        176,401           345,698        330,593
     Research and development expenses               46,105         44,445            94,551         82,477
                                                -----------     ----------        ----------   ------------
                                                    551,884        571,829         1,099,195      1,076,165
                                                -----------     ----------        ----------   ------------

   Operating Income Before Restructuring and
      Other Unusual (Costs) Income, Net              57,598         60,337           109,216        111,751
   Restructuring and Other Unusual (Costs)
      Income, Net                                     3,685       (154,942)           11,385       (156,480)
                                                -----------     ----------        ----------   ------------

   Operating Income (Loss)                           61,283        (94,605)          120,601        (44,729)
   Interest Income                                    8,280         10,048            18,455         24,221
   Interest Expense                                 (21,638)       (24,655)          (44,678)       (49,112)
   Other Income (Expense), Net                        3,052        (14,589)           (5,255)       (12,361)
                                                -----------     ----------        ----------   ------------

   Income (Loss) from Continuing Operations
     Before Income Taxes, Minority Interest,
     and Extraordinary Item                          50,977       (123,801)           89,123        (81,981)
   Income Tax (Provision) Benefit                   (20,612)        35,460           (37,340)        18,025
   Minority Interest Income (Expense)                (5,104)         1,990           (11,231)        (4,326)
                                                -----------     ----------        ----------   ------------

   Income (Loss) from Continuing Operations
     Before Extraordinary Item                       25,261        (86,351)           40,552        (68,282)
   Loss from Discontinued Operations (net of
     income taxes and minority interest
     of $97,700 and $86,432)                              -       (148,837)                -       (138,607)
                                                -----------     ----------        ----------   ------------
   Income (Loss) Before Extraordinary Item           25,261       (235,188)           40,552       (206,889)

   Extraordinary Item (net of provision for               -              -               532              -
     income taxes of $333)                      -----------     ----------        ----------   ------------

   Net Income (Loss)                            $    25,261     $ (235,188)       $   41,084   $   (206,889)
                                                ===========     ==========        ==========   ============

   Earnings (Loss) per Share from Continuing
     Operations Before
     Extraordinary Item:
       Basic                                    $       .16     $     (.55)       $      .26   $       (.43)
                                                ===========     ==========        ==========   ============
       Diluted                                  $       .16     $     (.55)       $      .25   $       (.44)
                                                ===========     ==========        ==========   ============
   Earnings (Loss) per Share:
       Basic                                    $       .16     $    (1.49)       $      .26   $      (1.31)
                                                ===========     ==========        ==========   ============
       Diluted                                  $       .16     $    (1.49)       $      .25   $      (1.32)
                                                ===========     ==========        ==========   ============
   Weighted Average Shares:
       Basic                                    $   156,018     $  158,010        $  156,416   $    158,028
                                                ===========     ==========        ==========   ============
       Diluted                                  $   157,767     $  158,010        $ 157,616    $    158,028
                                                ===========     ==========        ==========   ============

